Exhibit 3.1

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRONC, INC.

tronc, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:
1.    The name of the Corporation is tronc, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 21, 2013 under the name "Tribune Publishing Company."
2.    The Amended and Restated Certificate of Incorporation, as amended, is hereby amended by deleting, in its entirety, Article FIRST thereof and inserting in place thereof a new Article FIRST which reads in full as follows:
"FIRST. Name. The name of the Corporation is Tribune Publishing Company"
3.    This Certificate of Amendment of Amended and Restated Certificate of Incorporation (this "Certificate of Amendment") has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors of the Corporation.
4.    This Certificate of Amendment is effective as of October 9, 2018 at 4:15 p.m. Eastern Daylight Time.
IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended on the 9th day of October, 2018.

By:    /s/ Justin C. Dearborn
Name:    Justin C. Dearborn
Title:    Chief Executive Officer

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIBUNE PUBLISHING COMPANY

Tribune Publishing Company, a corporation organized and existing under the laws of the State of Delaware (the “ Corporation ”), certifies that:

1.            The name of the Corporation is Tribune Publishing Company.  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 21, 2013 under the name “Tribune Publishing Company.”

2.            The Amended and Restated Certificate of Incorporation is hereby amended by deleting, in its entirety, Article FIRST thereof and inserting in place thereof a new Article FIRST which reads in full as follows:

“FIRST. Name.  The name of the Corporation is tronc, Inc.”

3.            This Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment ”) has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors of the Corporation.

4.            This Certificate of Amendment is effective as of June 17, 2016 at 4:15 p.m. Eastern Daylight Time.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation on the 17th day of June, 2016.

By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	EVP, General Counsel and Secretary

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIBUNE PUBLISHING COMPANY

TRIBUNE PUBLISHING COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.  The present name of the corporation is Tribune Publishing Company (the “Corporation”).

2.  The Corporation was originally formed by means of a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 21, 2013.

3.  The Corporation’s Certificate of Incorporation is hereby amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “ DGCL ”), so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference.

4.  This amendment and restatement of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation on the 31st day of July, 2014.

By:	/s/ Steven Berns
	Name:	Steven Berns
	Title:	President and Chief Executive Officer

[Amended and Restated Certificate of Incorporation of Tribune Publishing Company]

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIBUNE PUBLISHING COMPANY

FIRST.  Name.  The name of the Corporation is Tribune Publishing Company.

SECOND.  Registered Office.  The Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD.  Purpose.  The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “ DGCL ”).

FOURTH.  Capital Stock.  The total number of shares of stock which the Corporation shall have authority to issue is 330,000,000, consisting of:  ( x ) 300,000,000 shares of common stock, par value $0.01 per share (the “ Common Stock ”), and ( y ) 30,000,000 shares of preferred stock, par value $0.01 per share (the “ Preferred Stock ”), issuable in one or more series as hereinafter provided.  The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

1.                Provisions Relating to the Common Stock.

(a)            Except as otherwise provided in this Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b)            Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)            In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2.                Provisions Relating to the Preferred Stock.

(a)            The Preferred Stock may be issued at any time and from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “ Preferred Stock Certificate of Designation ”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences.

(b)            The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(c)            Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

3.                Voting in Election of Directors.  Except as may be required by the DGCL or as provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

FIFTH.  Management of Corporation.  The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1.                Except as may otherwise be provided by law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.                Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.

3.                Except as otherwise provided by applicable law, the Board of Directors shall be elected at the annual meeting of stockholders to serve one-year terms until successors shall have been duly elected and shall have qualified, or until his or her earlier death, resignation or removal.

4.                Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, and except as otherwise provided by law, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

5.                No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director ( a ) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, ( b ) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, ( c ) under Section 174 of the DGCL or ( d ) for any transaction from which the director derived an improper personal benefit.

SIXTH.  Stockholder Action by Written Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. The By-Laws may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

SEVENTH.  Special Meetings.  Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors or the Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office.  The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation.

EIGHTH.  DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL (“ Section 203 ”) and the restrictions contained in Section 203 shall not apply to the Corporation, until the moment in time immediately following the time at which both of the following conditions exist (if ever): ( a ) Section 203 by its terms would, but for this Article EIGHTH, apply to the Corporation; and ( b ) there occurs a transaction in which the beneficial interest in the Corporation of Tribune Company, a Delaware corporation, is reduced to less than fifteen percent (15%) of the outstanding shares of Common Stock, and the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

NINTH.  Amendment of the Certificate of Incorporation.  The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided , however , that any amendment, alteration or repeal of Section 5 of Article FIFTH shall not adversely affect any right or protection existing under this Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.  Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles SIXTH, SEVENTH, this Article NINTH and Articles TENTH and ELEVENTH may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation or otherwise required by law, an amendment, alteration or repeal of Articles SIXTH, SEVENTH, this Article NINTH and Articles TENTH and ELEVENTH is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least two-thirds (66 2 / 3%) of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders.

TENTH.  Amendment of the By-Laws.  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-Laws of the Corporation, without the assent or vote of stockholders of the Corporation.  Any amendment, alteration or repeal of the By-Laws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office.  In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-Laws of the Corporation, provided that any such action will require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders.

ELEVENTH.  Exclusive Jurisdiction for Certain Actions.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for ( a ) any derivative action or proceeding brought on behalf of the Corporation, ( b ) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, ( c ) any action asserting a claim arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, or ( d ) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.